UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 1, 2015 (June 25, 2015)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2015, Comstock Investors IX, L.C. (“Investors IX”), a subsidiary of Comstock Holding Companies, Inc. (the “Company”), entered into subscription agreements (each a “Subscription Agreement”) with certain accredited investors (the “Purchasers,” and each a “Purchaser”), pursuant to which the Purchasers purchased membership interests (the “Interests”) in Investors IX for an aggregate capital raise of Two Million Four Hundred Fifty Thousand Dollars ($2,450,000) (the “Private Placement”). The Purchasers are all unrelated third-party accredited investors.

The Private Placement provides capital related to the planned construction of the Company’s Marrwood project, consisting of thirty-five single family homes in the Stone Ridge planned community in Loudoun County, Virginia (the “Project”). Proceeds of the Private Placement are to be utilized (i) to provide capital needed to complete the Project in conjunction with project financing for the Project, (ii) to reimburse the Company for prior expenditures incurred on behalf of the Project, and (iii) for general corporate purposes of the Company.

The Subscription Agreement contains certain customary representations, warranties and covenants of the Purchaser and Investors IX, including representations to support Investors IX’s and the Company’s reasonable belief that, among other things, the Purchaser had access to information concerning the Project and the Company’s and Investors IX’s operations and financial condition, the Purchaser acquired the securities for its own account and not with a view to the distribution thereof, and the Purchaser is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and certain risk factors related to the Private Placement, the Company and Investors IX. The Interests are governed by the Operating Agreement of Investors IX entered into by the Company and each Purchaser (the “Operating Agreement”). The Operating Agreement contains terms and provisions governing Investors IX, including distributions to the Purchasers, representations and covenants of the Purchasers and the Company, and limitations on liability. In addition, the Operating Agreement provides that the Purchasers are entitled to a cumulative, preferred return of twenty percent (20%) per annum on their Interests, compounded annually on their capital account balances.

The foregoing description of the material terms of the Subscription Agreements, the Interests, and the Operating Agreement is qualified in its entirety by reference to the full text of the form of Subscription Agreement and the Operating Agreement, which will be filed as exhibits to the Company’s Form 10-Q for the quarter ending June 30, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 3.02. The Interests were offered and sold to Purchasers in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506(c) promulgated thereunder. Each Purchaser represented him, her, or itself as an accredited investor (as defined by Rule 501 under the Securities Act) and Investors IX and the Company took reasonable steps to verify such status. The Interests have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2015

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer